EXHIBIT 16.1

SAM KAN & COMPANY

1151 HARBOR BAY PARKWAY, SUITE 202

ALAMEDA, CA 94502

Phone 510.517.7874

Fax: 866.848.1224

http://www.skancpa.com

August 13, 2013

Securities and Exchange Commission

100 F Street NE

Washington, D.C.  20549

Re:  Rambo Medical Group, Inc.

On August 13, 2013 our appointment as auditor for Rambo Medical Group, Inc. (formerly Viper Resources, Inc.) ceased. We have read Rambo Medical Group, Inc.’s statements included under Item 4.01 of its Form 8-K dated August 13, 2013 and agree with such statements, insofar as they apply to Sam Kan & Company.

Very truly yours,

/s/ Sam Kan & Company

Sam Kan & Company

Certified Public Accountants